Exhibit 99.2

PROXY CARD

REVOCABLE PROXY

CENTERSTATE BANK MID FLORIDA

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _____________, 2006.

The undersigned hereby appoints ___________________ and ___________________, or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of CenterState Mid Florida (the “Bank”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the main office of the Bank at 1211 West North Boulevard, Leesburg, Florida, on _____________, February ____, 2006, at _____ p.m., and at any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE MERGER AGREEMENT LISTED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.	To authorize, adopt and approve the Plan of Merger and Merger Agreement between Centerstate Banks of Florida, Inc. and CenterState Mid Florida, providing for the merger of CenterState Mid Florida with and into CenterState Interim Bank.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SHARES _______________

DATED __________, 2006

Signature

Signature if held jointly

Please print or type your name

•	Please mark here if you intend to attend the Special Meeting of Shareholders.

Please return your signed Proxy to:

CenterState Bank Mid Florida 1211 West North Boulevard Leesburg, Florida 34748 Attn: Timothy A. Pierson